                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): February 24, 2005
                                                        ------------------

                             Southwest Bancorp, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


              Oklahoma                0-23064                  73-1136584
----------------------------     ----------------        ----------------------
(State or other jurisdiction     (Commission file             (IRS Employer
of incorporation)                     number)            Identification Number)


608 South Main Street, Stillwater, Oklahoma  74074
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:  (405) 372-2230
                                                     --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Entry into a Material Definitive Agreement.

At its meeting of February 24, 2005, the Stock Option Committee of the Board of Directors of Southwest Bancorp, Inc. ("Southwest") determined to grant options for the indicated number of shares of Southwest common stock under Southwest's 1999 stock option plan to the following executive officers based upon Southwest's financial performance for the three years ending December 31, 2004:
Rick Green-27,893; Kimberly Sinclair-10,373; Kerby Crowell-11,680;Chuck Westerheide-8,542; Jerry Lanier-11,767; David York-6,079; Joey Root-10,285; Rex Horning-9,414; Len McLaughlin- 8,833; J. Randall Mills-9,268; and L. Allen Glenn-6,537. The options will be issued at exercise prices equal to the market value of the common stock on the date of grant, which is expected to occur in March 2005. As required by the plan, agreements governing the terms of such options, including vesting schedules, will be executed at that time. The options will have terms of up to ten years and will vest 1/3 upon the date of grant, 1/3 on the first anniversary of the date of grant, and 1/3 on the second anniversary of the date of grant.

At that meeting, the Stock Option Committee also determined to award 900 shares of restricted stock under the 1999 Stock Option Plan to each independent director of Southwest, Stillwater National Bank, and SNB Bank of Wichita. Restricted stock agreements including vesting schedules are expected to be executed in the near future. The restrictions on these shares will lapse 1/3 on the first anniversary of the date of grant, 1/3 on the second anniversary of the date of grant, and 1/3 on the third anniversary of the date of grant, provided that all restrictions will end, and the award will be fully vested, upon a change in control of Southwest or the permanent and total disability, death, or retirement of the participant. Independent directors are: James E. Berry, II, Thomas D. Berry, Joe Berry Cannon, John Cohlmia, J. Berry Harrison, Erd M. Johnson, Betty B. Kerns, David P. Lambert, Anthony W. Martin, Linford R. Pitts, Robert B. Rodgers, and Russell W. Teubner.

The filing of this disclosure does not constitute an admission by Southwest that any binding agreement has been entered with any of the listed officers or directors with respect to the grants of stock options or restricted stock described herein. Until the referenced stock option agreements and restricted stock agreements are executed and delivered, Southwest reserves the right to determine not to grant any or all such stock options or restricted stock awards or to grant them with terms different from those described above.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired. Not applicable.
(b) Pro forma financial information. Not applicable.
(c) Exhibits. Not applicable.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Southwest Bancorp, Inc.

                                     By /s/ Rick Green
                                     -----------------
                                          Rick Green
                                          President and Chief Executive Officer
Dated: February 28, 2005